8 5/8% SERIES A CUMULATIVE             8 5/8% SERIES A CUMULATIVE
         REDEEMABLE PREFERRED SHARES            REDEEMABLE PREFERRED SHARES

   (Picture of a colonial man with a city skyline behind him appears here.)

NUMBER    THIS CERTIFICATE IS TRANSFERABLE                              SHARES
HPP        IN CHARLOTTE, NORTH CAROLINA                CUSIP 431284207
              OR IN NEW YORK CITY                 SEE REVERSE FOR CERTAIN
                                               DEFINITIONS AND RESTRICTIONS

              (Highwoods logo) HIGHWOODS PROPERTIES, INC.

          INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

This Certifies that





is the owner of


fully paid and non-assessable shares of the 8 5/8% SERIES A CUMULATIVE REDEEMABLE PREFERRED SHARES, $.01 par value, of

Highwoods Properties, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Amended and Restated Articles of Incorporation and Bylaws of the Corporation, each as from time to time amended (copies of which are on file with the Transfer Agent), to all of which the holder by acceptance hereof assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

  Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:

(Seal appears here)


COUNTERSIGNED AND REGISTERED:
   FIRST UNION NATIONAL BANK OF NORTH CAROLINA
           (CHARLOTTE, NORTH CAROLINA)
                         TRANSFER AGENT
                            AND REGISTRAR
                              /s/ Edward J. Fritsch        /s/ Ronald P. Gibson
        AUTHORIZED SIGNATURE    SENIOR VICE PRESIDENT   PRESIDENT AND CHIEF
                                 AND SECRETARY            EXECUTIVE OFFICER

                       HIGHWOODS PROPERTIES, INC.

    The shares of capital stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. No Person may Beneficially Own shares of capital stock in excess of 9.8% of the outstanding capital stock of the Corporation. Any Person who attempts to Beneficially Own shares of capital stock in excess of the above limitation must immediately notify the Corporation; any shares of capital stock so held may be subject to mandatory redemption or sale in certain events, and acquisitions of shares of capital stock in excess of such limitation shall be void ab initio. A Person who attempts to Beneficially
Own shares of the Corporation's capital stock in violation of the ownership limitations set forth in Section 6.2 of the Amended and Restated Articles of Incorporation shall have no claim, cause of action, or any other recourse whatsoever against a transferor of such shares. All capitalized terms in this legend have the meanings defined in the Corporation's Amended and Restated Articles of Incorporation, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.

    The Corporation is authorized to issue more than one class of capital stock. The Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, and any preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class authorized to be issued and, with respect to the classes of capital stock which may be issued in series, the differences in the relative rights and preferences between the shares of each such series, so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. Such requests may be made to the Secretary of the Corporation at its principal office or to the Corporation's transfer agent.


    The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
                                                  UNIF GIFT MIN ACT --
TEN COM  -- as tenants in common                       _______Custodian ______
TEN ENT  -- as tenants by the entireties                (Cust)         (Minor)
JT TEN   -- as joint tenants with right of       under Uniform Gifts to Minors
            survivorship and not as tenants       Act ________________________
            in common                                     (State)


For value received, __________________ hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
       [                      ]

___________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____________________________________________________________________________

____________________________________________________________________________

________________________________________________________________________shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________________________________

_____________________________________________________________________Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated_____________________________________

                              _______________________________________________
                      NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND
                              WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED: ____________________________________________________
                         THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP
                         IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.


   KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.